                                  EXHIBIT 11.1

                                 FTD CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                FOR THE YEARS ENDED JUNE 30, 1999, 1998 AND 1997

                                                                                    1999        1998       1997
                                                                                  --------    --------    --------
                                                                              (In thousands except per share amounts)
BASIC AND DILUTED EARNINGS PER SHARE:
-------------------------------------

Net earnings (loss) available for common stockholders before extraordinary item   $    779    $  1,098    $ (1,733)

Extraordinary item                                                                  (3,714)       (835)       --
                                                                                  --------    --------    --------

Net income (loss) available for common stockholders                               $ (2,935)   $    263    $ (1,733)
                                                                                  ========    ========    ========

Average number of common shares outstanding                                         15,355      15,208      15,371

Common stock equivalents due to dilutive effect
of stock options and warrants                                                         --           150        --
                                                                                  --------    --------    --------

Total average number of common shares outstanding                                   15,355      15,358      15,371
                                                                                  --------    --------    --------

Earnings (loss) per share before extraordinary item                               $   0.05    $   0.07    $  (0.11)


Extraordinary item                                                                   (0.24)      (0.05)       --
                                                                                  --------    --------    --------

Basic and diluted earnings (loss) per share*                                      $  (0.19)   $   0.02    $  (0.11)
                                                                                  ========    ========    ========


* Basic and diluted earnings (loss) per share is shown as one amount in 1998 due to the immaterial effect of dilutive common stock equivalents in the calculation of diluted earnings (loss) per share.